Exhibit 23.1

101 Larkspur Landing Circle Suite 321 Larkspur, California 94939 415.448-5061 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 dated April 13, 2022, of our report dated March 11, 2022, relating to the consolidated financial statements of Jaguar Health, Inc. as of and for the year ended December 31, 2021 (which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern).

/s/ RBSM LLP

RBSM LLP
Larkspur, California

April 13, 2022

New York, NY Washington DC Las Vegas, NV, San Francisco, CA Athens, GRE Beijing, CHN Mumbai, and Pune IND

Member ANTEA INTERNATIONAL with offices worldwide